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                               IMMUNEX CORPORATION

                                  $450,000,000

                    3% CONVERTIBLE SUBORDINATED NOTE DUE 2006

                             NOTE PURCHASE AGREEMENT

                            DATED AS OF MAY 20, 1999


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                               IMMUNEX CORPORATION
                              51 UNIVERSITY STREET
                            SEATTLE, WASHINGTON 98101

                                                            As of May 20, 1999

American Home Products Corporation
Five Giralda Farms
Madison, New Jersey  07940

Ladies and Gentlemen:

         The undersigned, Immunex Corporation (together with any Person who succeeds to all or substantially all of Immunex Corporation's assets and business, herein called the "Company"), a Washington corporation, hereby agrees with American Home Products Corporation (the "Purchaser") as follows:

1.       AUTHORIZATION OF ISSUE OF NOTE

         The Company will authorize the issue and sale of a $450,000,000 principal amount 3% Convertible Subordinated Note due 2006 (the "Note," such term to include the Note or Notes delivered pursuant to this Agreement and any such Notes issued in substitution therefor).

         The Note shall be substantially in the form of EXHIBIT A, with such changes therefrom, if any, as may be approved by the Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in EXHIBIT B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to "this Agreement" shall mean this Agreement as it may from time to time be amended or supplemented.

2.       THE CLOSING

         The sale and purchase of the Note shall occur at the offices of Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington 98101 at 12 noon Seattle time, at the closing (the "Closing") on May 20, 1999 or on such other Business Day thereafter on or prior to May 30, 1999 as may be agreed upon by the Purchaser and the Company. At the Closing, the Company will deliver to the Purchaser the Note dated the date of the Closing and registered to American Home Products Corporation, against delivery to the Company on its order of immediately available funds in the amount of the purchase price by wire transfer of immediately available funds for the account of the Company to account number 153500075822 at U.S. Bank of Washington, N.A., ABA#125000105.



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3.       CONDITIONS TO CLOSING

         The Purchaser's obligation to purchase and pay for the Note at the Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         3.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         3.2      PERFORMANCE; NO DEFAULT

         The Company shall have performed and complied with all covenants contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Note, no Default or Event of Default shall have occurred or be continuing.

         3.3      OPINION OF COUNSEL

         The Purchaser shall have received an opinion from Perkins Coie LLP, counsel to the Company, substantially in the form of EXHIBIT C.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants:

         4.1      ORGANIZATION

         (a) The Company is a corporation organized and existing under the laws of the state of Washington and is qualified or licensed to do business (and is in good standing as a foreign corporation, as applicable) in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect. The Company has the requisite corporate power and authority to own and operate its properties, to conduct its business as currently conducted, to enter into this Agreement, to issue and sell the Note and to carry out the terms of this Agreement and the Note.

         (b) The Company has no Subsidiaries other than Immunex Manufacturing Corp., a corporation organized and existing under the laws of the state of Washington ("IMC"). IMC is qualified or licensed to do business (and is in good standing as a foreign corporation, as applicable) in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect. IMC has the requisite corporate power and authority to own and operate its properties and to conduct its business as currently conducted.

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         4.2      CAPITALIZATION

         (a) As of April 30, 1999, the authorized capital stock of the Company consisted of (i) 200,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which (A) 81,365,178 shares were issued and outstanding, (B) 11,182,906 shares were reserved for issuance upon exercise of stock options under the Immunex Corporation Amended and Restated 1993 Stock Option Plan and (C) 180,000 shares were reserved for issuance upon exercise of options under the Immunex Corporation Stock Option Plan for Nonemployee Directors, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), which have not yet been issued or designated as to a series by the Board of Directors. As of the date hereof, of the 200,000,000 shares of authorized Common Stock, (i) 6,000,000 additional shares are reserved for issuance upon exercise of options under the Immunex Corporation 1999 Stock Option Plan and (ii) 500,000 additional shares are reserved for issuance upon purchase under the Immunex Corporation Employee Stock Purchase Plan.

         (b) The equity securities of IMC that are issued and outstanding are duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. The Company is the record and beneficial owner of all of the outstanding shares of capital stock of IMC.

         (c) All shares of Common Stock and Preferred Stock that are issued and outstanding are duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws.

         (d) Other than as provided for herein, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or IMC of any shares of capital stock of the Company or IMC, as the case may be.

         (e) The shares of Common Stock issuable on the conversion of the Note, as provided herein, have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Note, will be validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws.

4.3 AUTHORIZATION

         This Agreement and the Note have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement and the Note constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's laws generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         4.4      NO CONFLICTS

         The execution, delivery and performance of this Agreement and the Note by the Company, and the consummation of the transactions contemplated hereby and thereby, will not violate any existing provision of law or statute or order of any court or other agency of government, or conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or IMC under
(a) the articles of incorporation or bylaws of the Company or IMC or (b) any indenture or mortgage, or material lease, agreement or other instrument to which the Company or IMC is a party or by which they or any of their respective properties property is bound or affected.

         4.5      NO DEFAULTS

         The Company is not in default (a) under its Restated Articles of Incorporation or its Bylaws; (b) under any material contract, agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected, including without limitation any material indenture, mortgage, lease, license or purchase or sales order; or (c) with respect to any statute, order, rule or regulation, writ, injunction or decree of any court or of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of the Company, there presently exists no material default by any party other than the Company to any of the foregoing, and no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default by the Company or any other party under any of the foregoing.

         4.6      SEC FILINGS

         The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed with the SEC by the Company pursuant to the Exchange Act since December 31, 1997 (collectively, the "Company SEC Reports"). The Company SEC Reports (a) comply in all material respects with the applicable requirements of the Exchange Act, and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The annual financial statements and schedules included in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position for the dates specified, and the results of their operations and cash flows of the Company for the respective periods specified. The quarterly financial statements and schedules included in the Company SEC Reports present fairly the financial position for the dates specified and the results of operations for the quarterly periods presented and are presented on a basis consistent with the audited financial statements.

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         4.7      ABSENCE OF CHANGES

         Except as contemplated by this Agreement or disclosed in the Company SEC Reports, subsequent to December 31, 1998, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been any change in the condition (financial or otherwise), business, properties or results of operations of the Company which could reasonably be expected to have a Material Adverse Effect.

         4.8      TAX RETURNS AND PAYMENTS

         The Company has filed all federal, state and foreign income and franchise tax returns required by law to be filed by it (or obtained extensions with respect thereto) and has paid all material taxes, assessments and other material governmental charges which are due and payable by it, other than those which are not past due or delinquent or the nonpayment of which is permitted by Section 6.5.

         4.9      GOVERNMENTAL CONSENT

         No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement or the valid offer, issue, sale and delivery of the Note pursuant to this Agreement or the conversion of the Note into shares of Common Stock.

         4.10     CLAIMS AND LEGAL PROCEEDINGS

         There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to the knowledge of the Company, threatened against the Company or IMC before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the knowledge of the Company, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding involving the Company or IMC that could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or IMC is a party that involve the transactions contemplated herein or that could reasonably be expected to have a Material Adverse Effect.

         4.11     TITLE TO PROPERTY AND ASSETS

         The Company and IMC have good and marketable title to their respective properties and assets and own such property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or IMC's ownership or use of such property or assets. With respect to the property and assets they lease, each of the Company and IMC is in compliance with such leases and, to the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. No event has occurred and is

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continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or IMC, as the case may be, under any such lease or agreement or, to the Company's knowledge, by any other Person. The Company's and IMC's respective possession of such property has not been disturbed and, to the Company's knowledge, no claim has been asserted against the Company or IMC adverse to their respective rights in such leasehold interests.

         4.12     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         The Company and IMC have received all required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (the "Permits"), the failure to obtain of which would have a Material Adverse Effect. The Company and IMC are in compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to the knowledge of the Company, threatened, the object of which is to revoke, limit or otherwise affect any Permit. Neither the Company nor IMC has received any notifications of any asserted failure to obtain any Permit.

         4.13     ENVIRONMENTAL LAWS

         To the Company's knowledge, neither the Company nor IMC is in violation of any applicable statute, law or regulation relating to the environment, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.14     INTELLECTUAL PROPERTY

         (a) To the Company's knowledge, the Company and IMC have sufficient title to and ownership of or rights to use all patents, patent applications, trade names, trademarks, trademark applications, trade dress, service marks, copyright, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for their respective businesses as now conducted, or as proposed to be conducted, without any conflict with or infringement of the rights of others.

         (b) The Company is not aware, after due inquiry, that any of its or IMC's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or IMC or that would conflict with the Company's or IMC's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Note, nor the carrying on of the Company's or IMC's business by the employees of and consultants to the Company or IMC, as the case may be, nor the conduct of the Company's or IMC's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default

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under, any contract, covenant or instrument under which any of such employees or consultants is now obligated.

         (c) Since their respective organization, each of the Company and IMC has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property used in their respective products, services and business. Each of the Company's and IMC's employees who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property or Inventions (as defined below), or who has knowledge of or access to information about Intellectual Property or Inventions, has entered into confidentiality, inventions and noncompetition agreements with the Company or IMC, as the case may be. "Inventions" means all inventions, developments and discoveries which during the period of an employee's service to the Company or IMC, as the case may be, he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company or IMC may be concerned, or relate to or are connected with the business, products, services or projects of the Company or IMC, or relate to the actual or demonstrably anticipated research or development of the Company or IMC or involve the use of the Company's or IMC's funds, time, material, facilities or trade secret information, except as excluded pursuant to applicable law. No exceptions have been taken by any such employee to the terms of his or her confidentiality, inventions and noncompetition agreement with the Company or IMC. The Company, after reasonable investigation, is not aware that any of its or IMC's employees is in violation thereof, and the Company will use commercially reasonable efforts to prevent, and to cause IMC to prevent, any such violation.

         (d) Except as set forth in the Company SEC Reports, (i) no claim has been made (whether written, oral or otherwise) challenging the Company's or IMC's ownership or rights in any Intellectual Property or claiming that any other Person has any legal or beneficial ownership with respect thereto; (ii) no claim has been made (whether written, oral or otherwise) challenging the validity or enforceability of any material item of the Intellectual Property; and (iii) to the Company's knowledge, no other Person is infringing or misappropriating any part of the Intellectual Property or otherwise making any unauthorized use of the Intellectual Property, except, in each such case, where such action could not reasonably be expected to result in a Material Adverse Effect.

         4.15     EMPLOYEE ARRANGEMENTS AND PLANS

         The Company is in full compliance with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, except for any failure to comply which will not result in a Material Adverse Effect.

5.       REPRESENTATIONS OF THE PURCHASER

         The Purchaser represents, and in issuing the Note to the Purchaser it is expressly understood and agreed between the Company and the Purchaser, that the Purchaser is not acquiring the Note hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Purchaser understands that the Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Note.

6.       PARTICULAR COVENANTS OF THE COMPANY

         6.1      PAYMENT OF PRINCIPAL AND INTEREST

         The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Note at the places, at the respective times and in the manner provided herein and in the Note.

         6.2      MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain an office or agency where the Note may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Note and this Agreement may be served. The Company will give prompt notice of any change in the location of such office or agency.

         The Company may also from time to time designate a trustee, co-registrars and one or more offices or agencies where the Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates itself as paying agent, Note registrar, Custodian and conversion agent and its principal executive offices at 51 University Street, Seattle, Washington as the office or agency of the Company for each of the aforesaid purposes.

         6.3      EXISTENCE

         The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Purchaser.

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         6.4      MAINTENANCE OF PROPERTIES

         The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 6.4 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Purchaser.

         6.5      PAYMENT OF TAXES AND OTHER CLAIMS

         The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (b) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company and (c) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of the Note or with respect to this Agreement; PROVIDED, HOWEVER, that, in the case of clauses (a) and (b), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) if the failure to do so will not, in the aggregate, have a Material Adverse Effect on the Company or (y) if the amount, applicability or validity is being contested in good faith by appropriate proceedings with appropriate reserves reflected on the Company's financial statements.

         6.6      RULE 144A INFORMATION REQUIREMENT

         The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Purchaser, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the Purchaser's request and it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Note or Common Stock into which the Note is convertible without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the Purchaser's request, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         6.7      STAY, EXTENSION AND USURY LAWS

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, and the Company
(to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

         6.8      INDENTURE

         If reasonably requested by the Purchaser, the Company shall prepare and execute within sixty (60) days of such request an indenture consistent with indentures executed in transactions similar to issuance and sale of the Note and reasonably satisfactory to the Purchaser.

         6.9      USE OF PROCEEDS

         The proceeds of the sale of the Note shall be used to fund the acquisition of additional assets of the Company as may be approved from time to time by the Company's Board of Directors pursuant to the terms of the Amended and Restated Governance Agreement dated as of December 15, 1992 among the Company, American Cyanamid Company and Lederle Oncology Corporation. Pending such use, the proceeds from the sale of the Note shall be invested by the Company in income securities of a duration and quality consistent with the Company's investment guidelines in effect as of the date hereof (or as may be changed with the consent of Purchaser).

7.       IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICER AND DIRECTORS

         No recourse for the payment of the principal of or premium, if any, or interest on the Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Agreement or in the Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of the Note.

8.       CONVERSION OF NOTE

         8.1      RIGHT TO CONVERT.

         Subject to and upon compliance with the provisions of this Agreement, the Purchaser shall have the right, at its sole option, at any time and from time to time after the Closing through the close of business on the final maturity date of the Note to convert the principal amount of the Note or any portion thereof, in an amount of at least Fifty Million Dollars ($50,000,000), and in increments of One Million Dollar ($1,000,000) in excess thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted after giving effect to any appropriate adjustments) obtained by dividing the principal amount of the Note, or portion thereof surrendered for conversion, by the Conversion Price in effect at such time, by surrender of the Note to be converted in whole or in part in the manner provided in
Section 8.2. Except as otherwise provided herein or in the Governance Agreement or the Product Rights Agreement, the Purchaser is not entitled to any rights of a holder of Common Stock until it has converted the Note to Common Stock, and only to the extent the Note is deemed to have been converted to Common Stock under this Section 8.

         8.2 EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS

         In order to exercise the conversion privilege, the Purchaser shall surrender the Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 6.2, and shall give written notice of conversion in the form provided on the Note (or such other notice that is acceptable to the Company) that the Purchaser elects to convert the Note or the portion thereof specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificates for shares of Common Stock that shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes if required pursuant to Section 8.7. Unless the shares issuable upon conversion of the Note are to be issued in the name of the Purchaser, the Note shall be duly endorsed in each case by the Purchaser or be accompanied by instruments of transfer duly executed by the Purchaser in form satisfactory to the Company.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer, the Company shall issue and shall deliver to the Purchaser or the then holder of the Note (or portion thereof) at the office or agency maintained by the Company for such purpose pursuant to Section 6.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Note or portion thereof in accordance with the provisions of this Section 8 and a check or cash in respect of (a) any fractional interest in respect of a share of Common Stock arising upon such conversion and (b) accrued and unpaid interest, if any, to, but excluding, the date of such conversion, all as provided in Section 8.3. In case the Note is surrendered for partial conversion, the Company shall execute and deliver to the Purchaser, without charge to it, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to the Note (or portion thereof) on the date on which the requirements set forth above in this Section 8.2 have been satisfied as to the Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that in the event of any such surrender on any date when the stock transfer books of the Company shall be closed, the Person in whose name the certificates are to be issued shall constitute the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which the Note shall be surrendered.

         8.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES; PAYMENT OF ACCRUED INTEREST

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Note. If a Note shall be surrendered for conversion, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Note (or specified portions thereof to the extent permitted thereby), so surrendered. If any fractional share of stock would be issuable upon the conversion of the Note, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the Purchaser or any holder thereof. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the Note (or specified portions thereof) is deemed to have been converted. If a Note shall be surrendered for conversion pursuant to this Section 8, the Company shall make an additional payment in a check or cash to the Purchaser or holder thereof for accrued and unpaid interest, if any, to, but excluding, the date of such conversion.

         8.4      CONVERSION PRICE

         The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as EXHIBIT A hereto, subject to adjustment as provided in this Section 8. References to the Conversion Price contained herein shall mean the same as so adjusted from time to time pursuant to Section 8.5 hereof.

         8.5      ADJUSTMENT OF CONVERSION PRICE

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 8.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below), on the date fixed for determination of shareholders entitled to receive such rights or warrants the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights and warrants plus (B) the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such non-issued rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be conclusively determined by the Board of Directors.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 8.5(a) applies) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (including securities, but excluding any rights or warrants referred to in Section 8.5(b), and excluding any dividend or distribution (x) paid exclusively in cash from retained earnings or current earnings or (y) referred to in Section 8.5(a)), any of the foregoing hereinafter in this Section 8.5(d) called the "Securities," then, in each such case (unless the Company elects to reserve such Securities for distribution to the Purchaser upon the conversion of the Note so that the Purchaser will receive upon such conversion, in addition to the shares of Common Stock to which it is entitled, the amount and kind of such Securities which it would have received if it had converted the Note into Common Stock immediately prior to the Record Date (as defined in Section 8.5(i)), for such distribution of the Securities), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, (i) the numerator of which shall be (A) the Current Market Price per share of the Common Stock on such Record Date less
(B) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock, and (ii) the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Purchaser shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 8.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock, which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.5 (and no adjustment to the Conversion Price under this Section 8.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 8.5(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 8.5 was made, (i) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 8.5(d) and Sections 8.5(a) and (b), any dividend or distribution to which this Section 8.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 8.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 8.5(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8.5(a).

         (e) In case the Company shall, by dividend, tender offer, exchange offer or otherwise, distribute to all holders of its Common Stock cash, then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction,
(ii) the numerator of which shall be (A) the Current Market Price of the Common Stock on the Record Date less (B) the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and (ii) the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Purchaser shall have the right to receive upon conversion the amount of cash the Purchaser would have received had it converted the Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8.5(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 8.5(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by (B) the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and (ii) the denominator of which shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of (x) the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and (y) the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

         (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by (B) the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and (ii) the denominator of which shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (B) the product of (x) the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and (y) the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

         (h) In the event that the Company distributes rights or warrants (other than those referred to in Section 8(d)) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the holder of any Notes surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of rights or warrants determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Note was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants. The Conversion Price of the Note will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

         (i) For purposes of Sections 8 and 9, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on such Nasdaq National Market, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  (2) "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive trading days selected by the Company commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way in such market without the right to receive such issuance or distribution.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (j) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.5(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Purchaser a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 8.5(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Note becomes convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

         (l) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly deliver to the Purchaser a certificate signed by an executive officer of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (m) In any case in which this Section 8.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Purchaser if the Purchaser converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8.3.

         (n) For purposes of this Section 8.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         8.6      EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

         If any of the following events occur, namely (a) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8.5(c) applies), (b) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Purchaser an amendment to this Agreement providing that the Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock into which the Note was convertible immediately prior thereto (assuming, for such purposes, a sufficient number of authorized shares of Common Stock is available to convert the Note) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (PROVIDED that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

         The above provisions of this Section 8.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 8.6 applies to any event or occurrence, Section 8.5 shall not apply.

         8.7      TAXES ON SHARES ISSUED

         The issue of stock certificates on conversions of the Note shall be made without charge to the Purchaser or any holder thereof for any tax in respect of the issue thereof. The Company shall be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock as a result of the conversion of the Note (or any portion thereof).

         8.8 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK

         The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Note from time to time as the Note is presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of the Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; PROVIDED, HOWEVER, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Note into Common Stock in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon conversion of the Note in accordance with the requirements of such exchange or automated quotation system at such time.

         8.9      NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 8.5; or

         (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any Significant Subsidiary; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any significant subsidiary; then the Company shall mail to the Purchaser as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

9.       REDEMPTION OF NOTE

         9.1      REDEMPTION BY THE COMPANY

         Commencing May 20, 2002 until May 20, 2003, the Note may be redeemed by the Company, in whole or in an amount of at least Fifty Million Dollars ($50,000,000), and in increments of One Million Dollar ($1,000,000) in excess thereof, upon notice as set forth in Section 9.2, at a redemption price equal to the face amount of the portion of Note to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the "Redemption Date"), if the Closing Price shall have equaled or exceeded one hundred twenty percent (120%) of the Conversion Price then in effect for the twenty (20) consecutive Trading Days ending on the date of mailing of the notice of redemption pursuant to Section 9.2 (the "Notice Date").

         At any time on or after May 20, 2003, and prior to maturity, the Note may be redeemed at the option of the Company, in whole or in an amount of at least Fifty Million Dollars ($50,000,000), and in increments of One Million Dollar ($1,000,000) in excess thereof, upon notice as set forth in
Section 9.2, at the face amount of the portion of the Note to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Closing Price shall have equaled or exceeded the Conversion Price then in effect for the twenty (20) consecutive Trading Days ending on the Notice Date. The Note shall remain convertible until fully redeemed or repaid.

         9.2      NOTICE OF REDEMPTION

         In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Note pursuant to Section 9.1, it shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption not fewer than forty-five (45) nor more than sixty (60) days prior to the date fixed for redemption to the Purchaser. The Company may not give notice of any redemption of the Note if a default in payment of interest on the Note has occurred and is continuing. Such mailing shall be made in accordance with Section 13.6.

         Each such notice of redemption shall specify the aggregate principal amount of the Note to be redeemed, the date fixed for redemption (which shall be a Business Day), the place or places of payment, that payment will be made upon presentation and surrender of the Note, that interest accrued to the Redemption Date will be paid as specified in such notice, and that on and after such date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and that the right to convert the Note or portions thereof into Common Stock will expire on the Redemption Date. In case the Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the date fixed for redemption, upon surrender of the Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

         On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 9.2, the Company will set aside, segregate and hold in trust an amount of money in immediately available funds sufficient to redeem on the Redemption Date the Note (or portions thereof) so called for redemption (to the extent not surrendered for conversion into Common Stock), together with accrued interest to, but excluding, the

Redemption Date. If the Note is converted pursuant hereto prior to such redemption, any money so segregated and held in trust for the redemption of the Note shall be discharged from such trust.

         9.3      PAYMENT OF PORTION OF NOTE CALLED FOR REDEMPTION

         If notice of redemption has been given as above provided, the Note or portion of the Note with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice, together with interest accrued to, but excluding, the Redemption Date, and on and after such date (unless the Company shall default in the payment of the Note, together with interest accrued to such date) interest on the Note or portion of Note so called for redemption shall cease to accrue and such portion of the Note shall cease after the close of business on the Business Day next preceding the Redemption Date to be convertible into Common Stock and the Purchaser shall have no right in respect of such portion of the Note except the right to receive the principal amount thereof and unpaid interest to, but excluding, the Redemption Date. On presentation and surrender of the Note at a place of payment in such notice specified, the Note or the specified portions thereof shall be paid and redeemed by the Company, together with interest accrued thereon to, but excluding, the Redemption Date.

         Upon presentation of the Note, if it is to be redeemed in part only, the Company shall execute authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

         Notwithstanding the foregoing, the Company shall not redeem any portion of the Note or mail any notice of redemption during the continuance of a default in payment of interest on the Note. If any portion of the Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Note and the Note shall remain convertible into Common Stock until the principal shall have been paid or duly provided for.

10.      EVENTS OF DEFAULT

         10.1     ACCELERATION

         In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         (a) default in the payment of any installment of interest upon the Note as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is permitted under Section 11 hereof; or

         (b) default in the payment of the principal of or premium, if any, on the Note as and when the same shall become due and payable at maturity, by acceleration or otherwise, whether or not such payment is permitted under
Section 11 hereof; or

         (c) failure on the part of the Company duly to observe or perform any covenants or agreements (other than the payment obligations described in clause (a) and (b) above) on the part of the Company in the Note or in this Agreement continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given by the Purchaser to the Company; or

         (d) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any Significant Subsidiary or its or such Significant Subsidiary's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or any Significant Subsidiary, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         (e) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or any Significant Subsidiary or its or such Significant Subsidiary's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days; or

         (f) final unsatisfied judgements not covered by insurance aggregating in excess of Five Million Dollars ($5,000,000) at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed or discharged within sixty (60) days; or

         (g) the failure of the Company to perform any conversion of the Note required under this Agreement and the continuance of such failure for thirty
(30) days; or

         (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries), other than indebtedness owed to the Company or a wholly owned subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of or premium, if any, on such indebtedness or (ii) results in the acceleration of such indebtedness prior to maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates Five Million Dollars ($5,000,000) or more; or

         (i) the representations and warranties of the Company in this Agreement were not true and correct in any material respect when made and at the time of the Closing;

then, and in each and every such case (other than an Event of Default specified in Section 10.1(d) or (e) with respect to the Company), unless the principal of the Note shall have already become due and payable, the Purchaser, by notice in writing to the Company, may declare the principal of and premium, if any, on the Note and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Agreement or in the Note contained to the contrary notwithstanding. If an Event of Default specified in Section 10.1(d) or (e) with respect to the Company occurs, the principal of the Note and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Note shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay a sum sufficient to pay all matured installments of interest upon the Note and the principal of and premium, if any, on the Note which shall have become due otherwise than solely by a declaration of acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Note, to the date of such payment or deposit), and if any and all defaults under this Agreement, other than the nonpayment of principal of and premium, if any, and accrued interest on the Note which shall have become due solely by declaration of acceleration, shall have been cured or waived, then and in every such case the Purchaser, by written notice to the Company, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

         10.2     PAYMENTS OF NOTE ON DEFAULT; SUIT THEREFOR

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon the Note as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on the Note as and when the same shall have become due and payable, whether at maturity of the Note or in connection with any redemption by the Company under this Agreement or by declaration of acceleration or otherwise, then, upon the Purchaser's demand, the Company will pay to the Purchaser the whole amount that then shall have become due and payable on the Note for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at a floating LIBOR Rate adjusted quarterly on each March 31, June 30, September 30 and December 31 during the period that such default is continuing; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Note under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Note, or to the creditors or property of the Company or such other obligor, then irrespective of whether the principal of the Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Purchaser shall have made any demand pursuant to the provisions of this
Section 10.2, the Purchaser shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Note, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the Purchaser's claims allowed in such judicial proceedings relative to the Company or any other obligor on the Note, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Purchaser may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

11.      SUBORDINATION OF NOTE

         11.1     AGREEMENT OF SUBORDINATION

         The Company covenants and agrees, and the Purchaser covenants and agrees, that the Note shall be issued subject to the provisions of this
Section 11 and the Purchaser accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on the Note issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, whether outstanding at the date of this Agreement or thereafter incurred.

         No provision of this Section 10 shall prevent the occurrence of any default or Event of Default hereunder.

         11.2     PAYMENTS ON THE NOTE

         No payment shall be made with respect to the principal of, premium, if any, or interest on the Note if:

         (a) a default in the payment of principal, premium, if any, or interest in respect of Designated Senior Indebtedness occurs and is continuing (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

         (b) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permit holders of such Designated Senior Indebtedness to accelerate its maturity and the Purchaser receives a notice of the default (a "Payment Blockage Notice") from a Representative of Designated Senior Indebtedness (a "Non-Payment Default").

         If the Purchaser receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.2 unless and until (i) at least three hundred sixty-five (365) days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Note that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Purchaser shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Note upon:

                  (1) in the case of a Payment Default, the earlier of (i) the date upon which any such Payment Default is cured or waived or ceases to exist or the underlying indebtedness has been repaid or (ii) two hundred seventy (270) days after such Payment Default, or

                  (2) in the case of a Non-Payment Default, the earlier of
(i) the date upon which such default is cured or waived or ceases to exist or
(ii) one hundred seventy-nine (179) days after the applicable Payment Blockage Notice is received by the Purchaser if the maturity of such Designated Senior Indebtedness has not been accelerated and no Payment Default with respect to any Designated Senior Indebtedness has occurred which has not been cured or waived (in which case clause (1) shall be applicable) or (iii) the Person who declared such Payment Blockage approves such payment, unless this Section 11 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on the Note, and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Purchaser would be entitled, except for the provisions of this Section 11, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Purchaser if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior
Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Purchaser.

         For purposes of this Section 11, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Section 11 with respect to the Note to the payment of all Senior Indebtedness which may at the time be outstanding.

         In the event of the acceleration of the Note because of an Event of Default, no payment or distribution shall be made to the Purchaser in respect of the principal of, premium, if any, or interest on the Note, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Agreement. If payment of the
Note is accelerated because of an Event of Default, the Company shall promptly notify holders of Designated Senior Indebtedness of the acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this
Section 11.2, shall be received by the Purchaser before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         11.3     SUBROGATION OF NOTE

         Subject to the payment in full of all Senior Indebtedness, the rights of the holder of the Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 11 (equally and ratably with the holders of all indebtedness of the Company that by its express terms, is subordinated to other indebtedness of the Company to substantially the same extent as the Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Purchaser would be entitled except for the provisions of this Section 11, and no payment over pursuant to the provisions of this Section 11, to or for the benefit of the holders of Senior Indebtedness by the Purchaser, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Purchaser be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Purchaser pursuant to the subrogation provisions of this Section 11, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Note. It is understood that the provisions of this Section 11 are and are intended solely for the purposes of defining the relative rights of the Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Section 11 or elsewhere in this Agreement or in the Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Purchaser, the obligation of the Company, which is absolute and unconditional, to pay to the Purchaser the principal of, premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         11.4     AUTHORIZATION TO EFFECT SUBORDINATION

         The Purchaser, by its acceptance thereof, authorizes and directs the Company on the Purchaser's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 11 and appoints the Company to act as the Purchaser's attorney-in-fact for any and all such purposes. If the Company does not file a proper proof of claim or proof of debt in the form required in any bankruptcy, dissolution, winding up, liquidation or reorganization proceeding at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Purchaser.

         11.5     NO IMPAIRMENT OF SUBORDINATION

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         11.6     CERTAIN CONVERSIONS NOT DEEMED PAYMENT

         For the purposes of this Section 11 only, (a) the issuance and delivery of junior securities upon conversion of the Note in accordance with
Section 8 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on the Note or on account of the purchase or other acquisition of the Note, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 8.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest on such Note. For the purposes of this Section 11.6, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Note is so subordinated as provided in this Section. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Note is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Purchaser, the right, which is absolute and unconditional, of the Purchaser to convert the Note in accordance with
Section 8.

         11.7     SENIOR INDEBTEDNESS ENTITLED TO RELY

         The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this
Section 11, and no amendment or
modification of the provisions contained herein shall diminish the rights of such holders unless representatives of such holders shall have agreed in writing thereto.

         11.8     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
AGENT

         Upon any payment or distribution of assets of the Company referred to in this Section 11, the Purchaser shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, distribution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or dissolution, delivered to the Purchaser, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 11.

11.9     DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to a holder of Senior Indebtedness of the Company, the distribution may be made and the notice given to its representative (if any).

11.10    PURCHASER NOT A FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS

         The Purchaser shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Company or any other person, money or assets to which holders of Senior Indebtedness of the Company shall be entitled by virtue of this Section 11 or otherwise.

12.      TRANSFER

         12.1     RESTRICTIONS ON TRANSFER

         (a) Unless (i) the Company consents in writing prior to such transfer, (ii) such transfer is to a Person that is an Affiliate of the Purchaser or (iii) such transfer is made in accordance with the terms of this
Section 12, the Purchaser shall not transfer the Note to any Person.

         (b) Notwithstanding anything to the contrary contained herein, the Purchaser may only transfer the Note in accordance with this Section 12 if the aggregate principal amount of the portion of the Note to be so transferred is greater than Fifty Million Dollars ($50,000,000).

         12.2     FIRST REFUSAL RIGHTS

         (a) At least six (6) Business Days prior to the effective date of any proposed transfer of any portion of the Note (a "Transfer"), the Purchaser or the then holder of such portion of the Note (each, a "Transferring Holder") shall deliver a written notice (the "Offer Notice") to the Company specifying in reasonable detail the identity of the prospective transferee(s), the aggregate principal amount of the portion of the Note to be transferred (the "Subject Securities") and the price (if any) and other terms and conditions of the proposed Transfer. The Transferring Holder shall not consummate such proposed Transfer until at least six (6) Business Days after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 12 prior to the expiration of such 6-Business Day period (the date of the first to occur of such delivery or such final determination is referred to herein as the "Authorization Date").

         (b) The Company may elect to redeem all (but not less than all) of the Subject Securities, at a redemption price equal to the price specified in the Offer Notice by delivering written notice of such election to the Transferring Holder as soon as practicable, but in any event within five (5) Business Days after delivery of the Offer Notice.

         (c) If the Company has elected to redeem all of the Subject Securities from the Transferring Holder, such redemption shall be consummated
(i) as soon as practicable after delivery of the election notice(s) to the Transferring Holder, but in any event within twenty (20) days after the Authorization Date, and (ii) in accordance with the terms of Section 9.3.

         (d) If the Company does not elect to redeem all of the Subject Securities, the Transferring Holder may, within the forty-five (45) days following the Authorization Date, transfer such Subject Securities to the transferee(s) specified in the Offer Notice on terms no more favorable to the transferee(s) thereof than specified in the Offer Notice. Any Subject Securities not so transferred within such 45-day period shall again be subject to the provisions of this Section 12 upon any subsequent Transfer.

         12.3     TRANSFER PROCEDURES

         (a) The Company shall cause to be kept at its offices a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Note and of Transfers of the Note. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Company is hereby appointed "Note registrar" for the purpose of registering the Note and Transfers of the Note as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.2.

         (b) Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 12 the Company shall execute and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Agreement.

         (c) Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and deliver, the Notes which the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         (d) All Notes issued upon any registration of Transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of Transfer or exchange.

         (e) All Notes presented or surrendered for registration of Transfer or for exchange, redemption or conversion shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Note registrar, and the Notes shall be duly executed by the Purchaser or holder thereof or its attorney duly authorized in writing.

         (f) No service charge shall be made for any registration of Transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         (g) Neither the Company nor any Note registrar shall be required to exchange or register a Transfer of any Notes or portions thereof surrendered for conversion pursuant to Section 8.

         (h) Every Note that bears or is required under this Section 12 to bear the legend set forth in this Section 12.3(h) (together with any Common Stock issued upon conversion of the Note and required to bear the legend set forth in Section 12.3(h), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 12 (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Note, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 12.3(h) and 12.3(i), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

         Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in
Section 12.3(i), if applicable) shall bear a legend in substantially the following form unless otherwise agreed by the Company in writing:

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO IMMUNEX CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A DENOMINATION OF NO LESS THAN $250,000 THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS ATTACHED AS ANNEX A), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE COMPANY. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE
(2)(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this
Section 12, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 12.3(h).

         (i) Any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of the Note that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

         THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO IMMUNEX CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN A DENOMINATION OF NO LESS THAN $250,000 THAT PRIOR TO SUCH TRANSFER, FURNISHES TO CHASEMELLON SHAREHOLDER SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO

THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS ATTACHED AS ANNEX A), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(E) ABOVE), IT WILL FURNISH TO CHASEMELLON SHAREHOLDER SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (1)(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 12.3(i).

13.      MISCELLANEOUS

         13.1     NOTE PAYMENTS

         The Company agrees that, so long as the Purchaser shall hold the Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire or electronic funds transfer of immediately available funds for credit to the Purchaser's account number 123-000-123 at Chase Manhattan Bank, ABA#021-000-021, or such other account or accounts in the United States as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. In the event that the Purchaser is not the sole holder of this Note, the Company will pay to the registered holder(s), as set forth in the Note register at the office or agency of the Company on a pro rata basis. If the Company receives wiring instructions five (5) Business Days prior to the Interest Payment Date, the Company shall by wire or electronic funds transfer of immediately available funds make payment of principal, premium and interest.

         13.2     EXPENSES

         The Company will pay all costs and expenses incurred by the Purchaser in connection with any amendments, waivers or consents under or in respect of this Agreement or the Note requested by the Company (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any workout or restructuring of the transactions contemplated hereby and by the Note.

         13.3     CONSENT TO AMENDMENTS

         This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Purchaser. Notwithstanding anything to the contrary contained herein, the Company and Purchaser shall cooperate to amend this Agreement at the Purchaser's request to permit multiple holders of portions of the Note, and the Purchaser shall cause all prospective transferees to be bound by the provisions of this Agreement, as amended. All permitted transferees of the Note will receive all rights, and be subject to all obligations, of Purchaser hereunder upon execution and delivery of such amended Agreement.

         13.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Note, the transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchaser or any Transferee. All representations, warranties and covenants contained herein made by the Purchaser or any holder shall survive the execution and delivery of this Agreement and the Note, and may be relied upon by the Company and its successors and assigns. Subject to the preceding sentences, this Agreement and the Note embody the entire agreement and understanding between the Purchaser and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         13.5     SUCCESSORS AND ASSIGNS

         All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         13.6     NOTICES

         All written communications provided for hereunder shall be sent by facsimile transmission and promptly confirmed by nationwide overnight delivery service (with charges prepaid) and (x) if to the Purchaser, addressed to it at Five Giralda Farms, Madison, New Jersey 07940, Attn:
Senior Vice President and General Counsel, fax: (973) 660-7050, phone: (973) 660-5000, or at such other address as the Purchaser shall have specified to the Company in writing, and (y) if to the Company, addressed to it at 51 University, Seattle, Washington 98101, Attn: Senior Vice President and General Counsel, fax: (206) 292-9271, phone: (206) 587-0430, or at such other address as the Company shall have specified to the Purchaser in writing. Any such notice or communication, if addressed, sent and delivered as provided above, shall be deemed effective upon the actual receipt of such notice or communication.

         13.7     DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13.8     GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the State of New York.

         13.9     COUNTERPARTS

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         13.10    SEVERABILITY

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         13.11    PUBLICITY

         No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement, the issuance of the Note or the other transactions contemplated hereby. Notwithstanding the foregoing, the Company may issue a press release announcing this Agreement, the issuance of the Note and the other transactions contemplated hereby (a) with the consent of Purchaser, which consent may not be unreasonably withheld, or (b) as required by law.

         The execution hereof by the Purchaser shall constitute a contract among the Company and the Purchaser for the uses and purposes herein above set forth.

                                       Very truly yours,

                                       IMMUNEX CORPORATION

                                       By     /s/ Edward V. Fritzky
                                             ----------------------------------
                                       Name:  Edward V. Fritzky
                                             ----------------------------------
                                       Title: CEO
                                             ----------------------------------

Agreed and accepted:

AMERICAN HOME PRODUCTS
  CORPORATION

By     /s/ Gerald A. Jibilian
      ----------------------------------
Name:  Gerald A. Jibilian
      ----------------------------------
Title: Vice President
      ----------------------------------

                                   EXHIBIT A

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO IMMUNEX CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A DENOMINATION OF NO LESS THAN $250,000 THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO IMMUNEX CORPORATION (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS ATTACHED AS ANNEX A),
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO IMMUNEX CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO

THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO IMMUNEX CORPORATION. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO IMMUNEX CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               IMMUNEX CORPORATION

                    3% CONVERTIBLE SUBORDINATED NOTE DUE 2006

No.:  A-1         $450,000,000

         Immunex Corporation, a corporation duly organized and validly existing under the laws of the State of Washington (herein called the "Company", which term includes any successor corporation), for value received hereby promises to pay to American Home Products Corporation or registered assigns, the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) on May 20, 2006, at the office or agency of the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 30 and October 31 of each year, commencing October 31, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3%, until payment of said principal sum has been made. Interest on the Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 20, 1999. The interest payable on the Note on any April 30 or October 31 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the April 15 or October 15 (whether or not a Business Day) next preceding such April 30 or October 31. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person or (ii) by transfer to an account maintained by such Person located in the United States. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Note to the prior payment in full of all Senior Indebtedness, as defined herein, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         IN WITNESS WHEREOF, Immunex Corporation has caused this Note to be duly executed under its corporate seal to be affixed or imported hereon.

                                       IMMUNEX CORPORATION

                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


                                       Attest:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------
Dated:
      -----------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

                               IMMUNEX CORPORATION

                    3% CONVERTIBLE SUBORDINATED NOTE DUE 2006

         This Note is duly authorized and designated as its 3% Convertible Subordinated Note due 2006 (herein called the "Note"), limited to the aggregate principal amount of $450,000,000 pursuant to the Note Purchase Agreement dated as of May 20, 1999 (herein called the "Note Purchase Agreement"), between the Company and the Purchaser.

         In case an Event of Default, as defined in the Note Purchase Agreement, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on the Note may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Note Purchase Agreement.

         The Purchaser may waive any past default or Event of Default and its consequences. Any such consent or waiver by the Purchaser shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Note is, to the extent and in the manner provided in the Note Purchase Agreement, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Note Purchase Agreement, whether outstanding at the date of the Note Purchase Agreement or thereafter incurred, and this Note is issued subject to the provisions of the Note Purchase Agreement with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Company on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Company his attorney-in-fact for such purpose.

         No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Note shall be computed on the basis of a three hundred sixty (360) day year.

         At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Note Purchase Agreement, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of the Note, the Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, which may in turn be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Note is not subject to redemption through the operation of any sinking fund.

         Subject to the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, at any time through the close of business on the final maturity date of the Note to convert the principal hereof or any portion of such principal in an amount of at least $50,000,000, and in increments of $1,000,000 in excess thereof, into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted, by $173.68 (the "Conversion Price") or such Conversion Price as adjusted from time to time as provided in the Note Purchase Agreement, upon surrender of this Note, together with a conversion notice as provided in the Note Purchase Agreement, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Note Purchase Agreement, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Note Purchase Agreement, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. If the Note (or any portion thereof) shall be surrendered for conversion pursuant to the Note Purchase Agreement, the Company shall make an additional payment in a check or cash to the Purchaser or holder thereof for accrued and unpaid interest, if any, to, but excluding, the date of such conversion.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Note Purchase Agreement, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Note Purchase Agreement, without charge.

         The Company, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor any Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof; and no recourse under or upon any obligation, covenant or agreement of the Company in the Note Purchase Agreement or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

         Terms used in this Note and defined in the Note Purchase Agreement are used herein as therein defined.

                                CONVERSION NOTICE

TO:  IMMUNEX CORPORATION

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of Immunex Corporation in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


                                       Dated:


                                       Signature(s)


         Fill in the registration of shares of Common Stock to be issued, and Notes to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):  $

Social Security or Other Taxpayer
Identification Number:

                                   ASSIGNMENT

         For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints
_________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Note within the United States or to, or for the account of, U.S. persons (in each case as defined in Regulation S under the Securities Act) and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

                  To Immunex Corporation or a subsidiary thereof; or

                  Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

                  To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended, in a minimum denomination of $100,000; or

                  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

                  The transferee is an Affiliate of the Company.

                                     Dated:

                                  Signature(s)

         NOTICE: The signature of the conversion notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                    EXHIBIT B

         AFFILIATE: The term "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect control with either the Company or the Purchaser, as the case may be. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Company and the Purchaser shall not be deemed to be Affiliates of each other.

         BOARD OF DIRECTORS: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

         BUSINESS DAY: The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

         CONVERSION PRICE: The term "Conversion Price " shall have the meaning specified in Section 8.4.

         DEFAULT: The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         DESIGNATED SENIOR INDEBTEDNESS: The term "Designated Senior Indebtedness" shall mean any Senior Indebtedness with an aggregate principal amount in excess of Fifteen Million Dollars ($15 million) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Agreement (PROVIDED that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such recission or return.

         EVENT OF DEFAULT: The term "Event of Default" shall mean any event specified in Section 9.1(a), (b), (c), (d),(e), (f), (g), (h) or (i).

         EXCHANGE ACT: The term "Exchange Act " shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         INDEBTEDNESS: The term "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, and all commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to such Person) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) to the extent not otherwise included in this definition, net obligation of such Person under foreign exchange contracts, currency exchange agreements and interest rate protection agreements, the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time; (c) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances; (d) all obligations and liabilities (contingent or otherwise) in respect of leases of real or personal property or other assets of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         LIBOR: The term "LIBOR" shall mean the per annum rate of interest published from time to time by THE WALL STREET JOURNAL as being the one-month London Interbank Offered Rate (identified in THE WALL STREET JOURNAL as the average of interbank offered rates for one-month dollar deposits in the London market based on quotations of five major banks for contracts entered into two (2) days prior to the first Business Day of the month in which LIBOR is to be determined), or if THE WALL STREET JOURNAL shall for any reason cease or fail to publish a one-month "LIBOR" rate, such other comparable interest rate index as the Representative shall reasonably designate in writing to the Company as a substitute therefor. If THE WALL STREET JOURNAL quotes or publishes more than one such one-month "LIBOR" rate, the highest of such rate will be used.

         LIBOR RATE: The term "LIBOR Rate" shall mean a rate per annum determined for such month in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

         LIBOR Rate =                            LIBOR
                                    -------------------------------
                                    1.00 - LIBOR Reserve Percentage

         LIBOR RESERVE REQUIREMENTS: The term "LIBOR Reserve Requirements" shall mean, for any month, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on the first day of such month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other government authority having jurisdiction with eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto) maintained by a member bank of such Federal Reserve System).

         MATERIAL ADVERSE EFFECT: The term "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under this Agreement or the Note and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of this Agreement or the Note.

         PERSON: The term "Person" shall mean a corporation, an association, a partnership, a limited liability corporation, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

         REPRESENTATIVE: The term "Representative" shall mean the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         SECURITIES ACT: The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SENIOR INDEBTEDNESS: The term "Senior Indebtedness " shall mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Agreement or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing); provided, however, that Senior Indebtedness will not include:

         (a) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right or, or are subordinate to, payment of the Note;

         (b)  any obligation of the Company to any Subsidiary;

         (c) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

         (d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guaranties thereof or instruments evidencing such liabilities);

         (e) any Indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company; or

         (f)  any capital stock.

         SIGNIFICANT SUBSIDIARY: The term "Significant Subsidiary" shall mean, as of any date of determination, a Subsidiary of the Company that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the SEC.

         SUBSIDIARY: The term "Subsidiary" shall mean, with respect to any Person, (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

         TRADING DAY: The term "Trading Day" shall have the meaning specified in Section 8.5(h)(5).

         TRIGGER EVENT: The term "Trigger Event" shall have the meaning specified in Section 8.5(d).